Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: July 27, 2011	FOR MORE INFORMATION, CONTACT: David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Second Quarter 2011 Results
and Quarterly Cash Dividend to Common Stockholders

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported net income for the quarter ended June 30, 2011, of $5.73 million, which is an increase of $597 thousand, or 11.64%, over the prior year.  Net income to common shareholders for the quarter ended June 30, 2011, was $5.60 million, or $0.31 per diluted common share.  Net income for the six months ended June 30, 2011, totaled $11.48 million and net income available to common shareholders totaled $11.35 million, or $0.63 per diluted common share.  Net income for the first half of 2011 reflects an increase of $1.07 million, or 10.28%, over the prior year.

Additionally, the Company announced today that the board of directors declared a quarterly cash dividend to common stockholders of ten cents ($0.10) per common share.  The quarterly dividend is payable to common stockholders of record August 12, 2011, and is expected to be paid on or about August 26, 2011.  2011 is the 26th consecutive year of cash dividend payments to stockholders.

Second Quarter 2011 Highlights –

•	Return on average assets for the second quarter of 2011 improved to 1.02%, as compared to 0.91% for the second quarter of 2010.
•	Tangible book value per common share increased to $11.02, up $0.99, or 9.87%, from December 31, 2010.
•	The ratio of non-performing assets to total assets was 129 basis points, an improvement of 3 basis points from year-end 2010.
•	The Company’s efficiency ratio of 59.03% for the second quarter of 2011 was a significant improvement over the first quarter of 2011.
•
The Company significantly exceeds regulatory “well-capitalized” targets with a total risk-based capital ratio of 17.59%, Tier 1 risk-based capital ratio of 16.33%, and a Tier 1 leverage ratio of 11.00% at June 30, 2011.

•
During the second quarter of 2011, the Company announced the completion of an $18.92 million capital raise through the private placement of mandatorily convertible preferred stock.  The Company plans to use the capital in furtherance of its strategic growth plans.

Net Interest Income

Tax-equivalent net interest margin for the second quarter of 2011 was 3.83% compared to 3.92% from the comparable quarter of 2010.  Net interest income was $17.75 million for the second quarter of 2011, a decrease of $788 thousand, or 4.25%, from the second quarter of 2010.  Total interest income was $23.34 million for the second quarter of 2011, a decrease of $2.82 million, or 10.78% from the second quarter of 2010.  The decrease in interest income reflects continued low loan demand and the Company’s conservative deployment of excess cash to manage its long-term risk profile.  The yield on loans decreased to 5.88% for the second quarter of 2011 from 6.04% in the same period of the prior year, while average loans decreased $23.54 million between the comparable periods to $1.37 billion as loan demand remains quite low.  The Company continued to maintain a high level of liquidity with average overnight liquidity of $174.78 million during the second quarter of 2011.

Second quarter 2011 interest expense was $5.58 million, a decrease of $2.03 million, or 26.69%, from the second quarter of 2010.  Second quarter 2011 deposit costs decreased $1.83 million compared to the second quarter of 2010, which was primarily due to a decrease in the average rate paid on interest-bearing deposits of 48 basis points to 0.95%.  Compared to the second quarter of 2010, interest costs on borrowings decreased $199 thousand to $2.31 million for the second quarter of 2011, while the average balance decreased $42.14 million from the comparable period due to the redemption of various wholesale borrowings.  The cost of interest-bearing liabilities decreased 39 basis points during the second quarter of 2011 compared to the second quarter of 2010.  Average interest-bearing liabilities decreased $88.89 million, or 5.01% for the second quarter of 2011 compared with the second quarter of 2010, which included a decrease of $29.68 million in Federal Home Loan Bank (“FHLB”) borrowings and other long-term debt.

Provision

The provision for loan losses for the second quarter and first half of 2011 amounted to $3.08 million and $4.69 million, respectively.  These compare very favorably to the provision for loan losses for the second quarter and first half of 2010 of $3.60 million and $7.26 million, respectively.  The second quarter of 2011 marks the fourth consecutive quarter of provision decreases compared to the prior year’s comparable quarter.

Noninterest Income

During the second quarter of 2011, wealth management revenues decreased $82 thousand, or 8.10%, to $930 thousand from the second quarter of 2010.  The Wealth Management Division reported $892 million in assets under management at June 30, 2011.  Service charges on deposit accounts were $3.35 million for the second quarter of 2011, an increase of $6 thousand, or 0.18%, from the second quarter of 2010.  Insurance commissions were $1.56 million for the second quarter of 2011, an increase of $172 thousand, or 12.38%, from the previous year.

Noninterest Expenses

Noninterest expenses for the second quarter of 2011 increased $1.14 million, or 6.87%, compared to the second quarter of 2010.  Salaries and employee benefits increased $198 thousand, or 2.33%, in the second quarter of 2011 compared to the same period in the prior year.  Federal Deposit Insurance Corporation (“FDIC”) deposit insurance premiums decreased $296 thousand, or 41.69% in the second quarter of 2011, compared to the second quarter of 2010, primarily due to the FDIC’s change in assessment methodology for deposit insurance to one based on tangible assets.  Other operating expenses were $5.90 million for the second quarter of 2011, an increase of $1.24 million, or 26.63%, from the second quarter of 2010.  Expenses and losses associated with other real estate amounted to $1.76 million for the second quarter of 2011, compared with $485 thousand last year.

Conversion to State Charter

Effective with the close of business June 28, 2011, the Company’s wholly-owned banking subsidiary became a Virginia state-chartered banking institution operating under the name First Community Bank.  The change to a state charter does not affect operations or products, and customers continue to receive the same excellent service they have come to know with the First Community family of companies.  The bank subsidiary will continue to operate as a Federal Reserve Bank member in the Federal Reserve Fifth District.  The move does not affect FDIC insurance coverage.  The move aligns the Company’s primary bank regulation with the Virginia Bureau of Financial Institutions and the Federal Reserve Bank of Richmond, both of which are based in the Company’s home state of Virginia.  Additionally, the Company expects to save approximately $150 thousand in annual regulatory assessments.

Credit Quality

The Company’s loan quality measures at June 30, 2011, continue to compare favorably to the industry.  Total loan delinquencies of 30 days or more, including non-accrual loans, as a percent of total loans were 2.12% at June 30, 2011.  This compares favorably to the most recent Federal Reserve report of the Company’s peer group of bank holding companies with total assets between $1 and $3 billion, which indicates peer total loan delinquencies of 4.39%.  The ratio of allowance for loan losses as a percent of loans held for investment was 1.93% at June 30, 2011, compared to 1.93% at March 31, 2011, and 1.91% at December 31, 2010.

Total non-performing assets, which include unseasoned loan restructurings and other real estate owned, were 1.29% of total assets at June 30, 2011, and non-performing loans as a percentage of loans held for investment were 1.67%.  These levels are much better by comparison with those in the Federal Reserve peer group, which were last reported as total non-performing assets to total assets of 3.18% and non-performing loans to total loans of 3.43%.  Included in non-performing assets are $878 thousand of unseasoned loan restructurings at June 30, 2011.

Balance Sheet

Consolidated assets were $2.21 billion at June 30, 2011.  Total stockholders’ equity was $302.20 million at June 30, 2011, resulting in a book value per common share outstanding of $15.72, compared to total stockholders’ equity of $269.88 million and a book value per common share of $15.11 at December 31, 2010.  During the second quarter of 2011, the Company paid a $0.10 per share dividend on common shares.

The Company will host an investor and media teleconference and webcast on Thursday, July 28, 2011, at 11:00 a.m. To access the teleconference, the toll-free number is (877) 407-8033. Alternatively, individuals may listen to the live or archived webcast of the conference call.  To listen to the webcast, visit www.fcbinc.com and follow the link under the Investor Relations section.  The Company’s press release and financial summary will be available in this section, as well.  Copies of the Company’s second quarter 2011 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail.  To request a copy, contact David D. Brown, Chief Financial Officer, at (276) 326-9000.

Non-GAAP Presentations

The Company prepares its financial statements under accounting principles generally accepted in the United States, or “GAAP.”  However, this press release also refers to certain non-GAAP financial measures that we believe, when considered together with GAAP financial measures, provide investors with important information regarding our operational performance.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core earnings are a non-GAAP financial measure that reflects net income excluding non-recurring income and expense items, taxes, loan loss provisions, losses on other real estate owned, as well as gains, losses, impairment losses on securities, and goodwill impairments from net income.  These excluded items are difficult to predict and we believe that core earnings provide the Company and investors with a valuable tool to evaluate the Company’s financial results.

The adjusted efficiency ratio is a non-GAAP financial measure that is computed by dividing core non-interest expense by the sum of net interest income on a tax equivalent basis and core non-interest income.  We believe that this measure provides investors with important information about our operating efficiency.  Comparison of our adjusted efficiency ratio with those of other companies may not be possible because other companies may calculate the adjusted efficiency ratio differently.

Tangible book value is a non-GAAP financial measure that is defined as stockholders’ equity less goodwill and other intangible assets.

About First Community Bancshares, Inc.

First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.21 billion financial holding company and is the parent company of First Community Bank.  First Community Bank operates through fifty-six locations in the four states of Virginia, West Virginia, North Carolina, and Tennessee.  First Community Bank offers wealth management services through its Trust & Financial Services Division and Investment Planning Consultants, Inc., a registered investment advisory firm which offers wealth management and investment advice.  The Company’s Wealth Management Division managed assets with a market value of $892 million at June 30, 2011.  The Company is also the parent company of GreenPoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operates ten offices.  The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”.  Additional investor information can be found on the Internet at www.fcbinc.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Condensed Consolidated Statements of Income

	Three Months Ended		Six Months Ended
(Unaudited)	June 30,		June 30,
(In Thousands, Except Share and Per Share Data)	2011	2010	2011	2010
Interest Income
Interest and fees on loans held for investment	$20,094	$20,997	$40,549	$42,351
Interest on securities — taxable	1,850	3,730	4,383	7,516
Interest on securities — nontaxable	1,291	1,394	2,824	2,820
Interest on deposits in banks	100	34	169	80
Total interest income	23,335	26,155	47,925	52,767
Interest Expense
Interest on deposits	3,273	5,106	7,153	10,608
Interest on borrowings	2,308	2,507	4,743	4,998
Total interest expense	5,581	7,613	11,896	15,606
Net interest income	17,754	18,542	36,029	37,161
Provision for loan losses	3,079	3,596	4,691	7,261
Net interest income after provision for loan losses	14,675	14,946	31,338	29,900
Noninterest Income
Wealth management income	930	1,012	1,824	1,897
Service charges on deposit accounts	3,353	3,347	6,384	6,339
Other service charges and fees	1,461	1,250	2,867	2,531
Insurance commissions	1,561	1,389	3,504	3,590
Net impairment losses recognized in earnings	-	(185)	(527)	(185)
Net gains on sale of securities	3,224	1,201	5,060	1,451
Other operating income	834	890	1,750	1,859
Total noninterest income	11,363	8,904	20,862	17,482
Noninterest Expense
Salaries and employee benefits	8,685	8,487	17,814	16,456
Occupancy expense of bank premises	1,568	1,570	3,215	3,279
Furniture and equipment expense	909	918	1,824	1,822
Amortization of intangible assets	261	253	520	509
FDIC premiums and assessments	414	710	1,292	1,411
Prepayment penalties on FHLB advances	-	-	471	-
Other operating expense	5,901	4,660	10,665	9,193
Total noninterest expense	17,738	16,598	35,801	32,670
Income before income taxes	8,300	7,252	16,399	14,712
Income tax expense	2,572	2,121	4,920	4,303
Net income	5,728	5,131	11,479	10,409
Dividends on preferred stock	131	-	131	-
Net income available to common shareholders	$5,597	$5,131	$11,348	$10,409
Per Share
Basic earnings per common share	$0.31	$0.29	$0.63	$0.59
Diluted earnings per common share	$0.31	$0.29	$0.63	$0.59
Weighted average shares outstanding:
Basic	17,895,904	17,787,325	17,882,006	17,776,500
Diluted	18,534,489	17,805,393	18,200,184	17,792,535
For the period:
Return on average assets	1.02%	0.91%	1.03%	0.93%
Return on average common equity	7.91%	7.73%	8.18%	8.02%
Cash dividends per common share	$0.10	$0.10	$0.20	$0.20

First Community Bancshares, Inc.
Condensed Quarterly Statements of Income

	As of and for the Quarter Ended
(Unaudited)	June 30,	March 31,	December 31,	September 30,	June 30,
(In Thousands, Except Share and Per Share Data)	2011	2011	2010	2010	2010
Interest Income
Interest and fees on loans held for investment	$20,094	$20,455	$20,950	$21,440	$20,997
Interest on securities — taxable	1,850	2,533	2,293	2,895	3,730
Interest on securities — nontaxable	1,291	1,533	1,672	1,451	1,394
Interest on deposits in banks	100	69	60	54	34
Total interest income	23,335	24,590	24,975	25,840	26,155
Interest Expense
Interest on deposits	3,273	3,880	4,407	4,872	5,106
Interest on borrowings	2,308	2,435	2,469	2,371	2,507
Total interest expense	5,581	6,315	6,876	7,243	7,613
Net interest income	17,754	18,275	18,099	18,597	18,542
Provision for loan losses	3,079	1,612	3,686	3,810	3,596
Net interest income after provision for loan losses	14,675	16,663	14,413	14,787	14,946
Noninterest Income
Wealth management income	930	894	1,022	909	1,012
Service charges on deposit accounts	3,353	3,031	3,332	3,457	3,347
Other service charges and fees	1,461	1,406	1,299	1,244	1,250
Insurance commissions	1,561	1,943	1,474	1,663	1,389
Net impairment losses recognized in earnings	-	(527)	-	-	(185)
Net gains on sale of securities	3,224	1,836	4,248	2,574	1,201
Other operating income	834	916	713	1,091	890
Total noninterest income	11,363	9,499	12,088	10,938	8,904
Noninterest Expense
Salaries and employee benefits	8,685	9,129	9,319	8,753	8,487
Occupancy expense of bank premises	1,568	1,647	1,586	1,573	1,570
Furniture and equipment expense	909	915	965	926	918
Amortization of intangible assets	261	259	263	260	253
FDIC premiums and assessments	414	878	727	718	710
Prepayment penalties on FHLB advances	-	471	-	-	-
Goodwill impairment	-	-	1,039	-	-
Other operating expense	5,901	4,764	5,945	5,199	4,660
Total noninterest expense	17,738	18,063	19,844	17,429	16,598
Income before income taxes	8,300	8,099	6,657	8,296	7,252
Income tax expense	2,572	2,348	1,772	1,743	2,121
Net income	5,728	5,751	4,885	6,553	5,131
Dividends on preferred stock	131	-	-	-	-
Net income available to common shareholders	$5,597	$5,751	$4,885	$6,553	$5,131
Per Share
Basic earnings per common share	$0.31	$0.32	$0.27	$0.37	$0.29
Diluted earnings per common share	$0.31	$0.32	$0.27	$0.37	$0.29
Cash dividends per common share	$0.10	$0.10	$0.10	$0.10	$0.10
Weighted average shares outstanding:
Basic	17,895,904	17,867,953	17,845,857	17,808,348	17,787,325
Diluted	18,534,489	17,887,118	17,891,807	17,832,882	17,805,393

First Community Bancshares, Inc.
Reconciliation of GAAP Net Income to Core Earnings

	Three Months Ended		Six Months Ended
(Unaudited)	June 30,		June 30,
(In Thousands, Except Per Share Data)	2011	2010	2011	2010

Net income to common shareholders, GAAP	$5,597	$5,131	$11,348	$10,409
Non-GAAP adjustments:
Security gains	(3,224)	(1,201)	(5,060)	(1,451)
FHLB debt prepayment fees	-	-	471	-
Other-than-temporary security impairments	-	185	527	185
Intangibles amortization	261	253	520	509
Other non-core items	-	-	-	4
Total adjustments to core earnings	(2,963)	(763)	(3,542)	(753)
Tax effect	(1,111)	(286)	(1,328)	(282)
Core earnings, non-GAAP	$3,745	$4,654	$9,134	$9,938

Core return on average assets	0.68%	0.83%	0.83%	0.89%
Core return on average common equity	5.29%	7.01%	6.59%	7.65%
Core diluted earnings per common share	$0.20	$0.26	$0.50	$0.56

Efficiency Ratio Calculation

	Three Months Ended		Six Months Ended
(Unaudited)	June 30,		June 30,
(In Thousands)	2011	2010	2011	2010

Noninterest expense, GAAP	$17,738	$16,598	$35,801	$32,670
Non-GAAP adjustments:
FHLB debt prepayment fees	-	-	(471)	-
OREO expenses	(1,759)	(485)	(2,072)	(1,160)
Intangibles amortization	(261)	(253)	(520)	(509)
Other non-core items	-	-	-	-
Adjusted noninterest expense	15,718	15,860	32,738	31,001

Net interest income, GAAP	17,754	18,542	36,029	37,161
Noninterest income, GAAP	11,363	8,904	20,862	17,482
Non-GAAP adjustments:
Tax-equivalency adjustment	736	791	1,602	1,603
Security gains	(3,224)	(1,201)	(5,060)	(1,451)
Other-than-temporary security impairments	-	185	527	185
Other non-core items	-	-	-	4
Adjusted net interest and noninterest income	26,629	27,221	53,960	54,984

Efficiency Ratio	59.03%	58.26%	60.67%	56.38%

First Community Bancshares, Inc.
Quarterly Balance Sheets

	For the Quarter Ended
(Unaudited)	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars In Thousands)	2011	2011	2010	2010	2010

Cash and due from banks	$31,451	$52,684	$28,816	$37,120	$35,174
Federal funds sold	162,629	121,974	81,526	93,281	15,748
Interest-bearing balances with banks	36,539	809	1,847	1,363	25,609
Total cash and cash equivalents	230,619	175,467	112,189	131,764	76,531
Securities available-for-sale	349,976	430,965	480,064	480,587	502,866
Securities held-to-maturity	4,106	4,524	4,637	5,931	6,468
Loans held for sale	920	2,614	4,694	3,386	2,141
Loans held for investment, net of unearned income	1,373,944	1,375,685	1,386,206	1,398,251	1,399,885
Less allowance for loan losses	26,482	26,482	26,482	26,420	25,011
Net loans	1,348,382	1,351,817	1,364,418	1,375,217	1,377,015
Premises and equipment, net	55,808	56,189	56,244	56,042	56,407
Other real estate owned	5,585	5,644	4,910	5,501	7,108
Interest receivable	6,202	7,288	7,675	7,899	7,859
Goodwill	85,132	84,930	84,914	85,176	84,853
Other intangible assets	5,205	5,466	5,725	5,989	5,904
Other assets	115,385	118,690	123,462	143,319	121,835
Total assets	$2,206,400	$2,240,980	$2,244,238	$2,297,425	$2,246,846
Deposits:
Noninterest-bearing demand	$219,488	$222,072	$205,151	$216,167	$205,731
Interest-bearing demand	271,622	287,006	262,420	270,927	244,889
Savings	405,409	420,481	426,547	425,661	404,820
Time	683,157	707,458	726,837	744,468	757,979
Total deposits	1,579,676	1,637,017	1,620,955	1,657,223	1,613,419
Interest, taxes and other liabilities	20,563	20,459	21,318	21,377	21,865
Securities sold under agreements to repurchase	137,778	139,472	140,894	153,413	147,772
FHLB borrowings	150,000	150,000	175,000	175,000	180,134
Other indebtedness	16,179	16,186	16,193	16,209	15,731
Total liabilities	1,904,196	1,963,134	1,974,360	2,023,222	1,978,921

Preferred stock, net of discount	18,921	-	-	-	-
Common stock	18,083	18,083	18,083	18,083	18,083
Additional paid-in capital	188,278	188,742	189,239	189,811	190,259
Retained earnings	89,257	85,450	81,486	78,385	73,613
Treasury stock, at cost	(5,137)	(5,851)	(6,740)	(7,729)	(8,583)
Accumulated other comprehensive loss	(7,198)	(8,578)	(12,190)	(4,347)	(5,447)
Total stockholders' equity	302,204	277,846	269,878	274,203	267,925
Total liabilities and stockholders' equity	$2,206,400	$2,240,980	$2,244,238	$2,297,425	$2,246,846

Actual shares outstanding at period end	17,917,824	17,894,899	17,866,335	17,834,601	17,807,155
Book value per common share at period end (1)	$15.72	$15.53	$15.11	$15.37	$15.05
Tangible book value per common share at period end (1)	$11.02	$10.48	$10.03	$10.26	$9.95

(1)	Book value and tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by if-converted common shares outstanding.

First Community Bancshares, Inc.
Selected Credit Quality Information

	As of and for the Quarter Ended
(Unaudited)	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in Thousands)	2011	2011	2010	2010	2010
Summary of Loan Loss Experience
Allowance for loan losses:
Beginning balance	$26,482	$26,482	$26,420	$25,011	$24,508
Provision for loan losses	3,079	1,612	3,686	3,810	3,596
Charge-offs	(3,456)	(2,027)	(3,846)	(2,651)	(3,373)
Recoveries	377	415	222	250	280
Net charge-offs	(3,079)	(1,612)	(3,624)	(2,401)	(3,093)
Ending balance	$26,482	$26,482	$26,482	$26,420	$25,011

Summary of Asset Quality
Non-accrual loans	$22,037	$17,703	$19,414	$16,645	$17,668
Restructured loans	878	1,509	5,325	7,904	1,206
Loans 90 days or more past due and still accruing	-	-	-	-	-
Total non-performing loans	22,915	19,212	24,739	24,549	18,874

Other real estate owned	5,585	5,644	4,910	5,501	7,108
Total non-performing assets	$28,500	$24,856	$29,649	$30,050	$25,982

Restructured loans performing in accordance with terms	$7,044	$7,519	$3,911	$849	$1,557

Asset Quality Ratios
Non-performing loans as a percentage of loans held for investment	1.67%	1.40%	1.78%	1.76%	1.35%
Non-performing assets as a percentage of total assets	1.29%	1.11%	1.32%	1.31%	1.16%
Annualized net charge-offs as a percentage of average loans held for investment	0.90%	0.47%	1.03%	1.02%	0.69%
Allowance for loan losses as a percentage of loans held for investment	1.93%	1.93%	1.91%	1.89%	1.89%
Ratio of allowance for loan losses to non-performing loans	1.16	1.38	1.07	1.08	1.33

First Community Bancshares, Inc.
Non-accrual Loan Detail

	As of June 30, 2011
			Non-accrual
(Unaudited)	Loans	Non-accrual	Loans to Loans
(Dollars in Thousands)	Outstanding	Loans	Outstanding
Commercial
Construction — commercial	$34,966	$1,026	2.93%
Land development	4,694	185	3.94%
Other land loans	23,354	1,083	4.64%
Commercial and industrial	92,891	4,520	4.87%
Multi-family residential	78,163	2,210	2.83%
Non-farm, non-residential	333,475	5,304	1.59%
Agricultural	1,677	-	0.00%
Farmland	37,227	334	0.90%
Total commercial	606,447	14,662	2.42%

Consumer real estate
Home equity lines	111,995	900	0.80%
Single family residential mortgage	560,527	6,163	1.10%
Owner-occupied construction	18,062	259	1.43%
Total consumer real estate	690,584	7,322	1.06%

Consumer and other
Consumer loans	64,692	53	0.08%
Other loans	12,221	-	0.00%
Total consumer and other	76,913	53	0.07%

Total loans	$1,373,944	$22,037	1.60%

First Community Bancshares, Inc.
Selected Financial Information

	As of and for the Quarter Ended
(Unaudited)	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in Thousands)	2011	2011	2010	2010	2010
Ratios
Return on average assets	1.02%	1.05%	0.85%	1.14%	0.91%
Return on average common equity	7.91%	8.47%	7.00%	9.49%	7.73%
Net interest margin	3.83%	3.96%	3.78%	3.87%	3.92%
Efficiency ratio for the quarter	59.03%	62.27%	64.82%	58.92%	58.26%
Efficiency ratio year-to-date	60.67%	62.27%	59.09%	57.23%	56.38%
Equity as a percent of total assets at end of period	13.70%	12.40%	12.03%	11.94%	11.92%
Average earning assets as a percentage of average total assets	88.11%	88.07%	87.69%	87.67%	87.53%
Average loans as a percentage of average deposits	85.57%	84.78%	85.54%	85.59%	85.19%

Average Balances
Investments	$386,706	$470,833	$498,090	$503,686	$505,808
Loans	1,373,988	1,382,526	1,402,178	1,404,746	1,397,528
Earning assets	1,935,470	1,961,538	1,996,106	1,990,953	1,976,118
Total assets	2,196,691	2,227,255	2,276,257	2,270,984	2,257,591
Deposits	1,605,694	1,630,701	1,639,154	1,641,339	1,640,432
Interest bearing deposits	1,386,292	1,418,807	1,427,746	1,433,770	1,433,039
Borrowings	297,857	316,864	344,704	342,497	340,001
Interest bearing liabilities	1,684,149	1,735,671	1,772,450	1,776,267	1,773,040
Equity	291,474	275,350	276,723	274,001	266,218
Tax-equivalent net interest income	18,490	19,141	19,040	19,416	19,333

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates

	Three Months Ended June 30,
	2011			2010
(Unaudited)	Average	Interest	Average	Average	Interest	Average
(Dollars in Thousands)	Balance	(1)	Rate (1)	Balance	(1)	Rate (1)
Earning assets
Loans held for investment (2)	$1,373,988	$20,134	5.88%	$1,397,528	$21,039	6.04%
Securities available-for-sale	382,385	3,747	3.93%	498,880	5,728	4.61%
Securities held-to-maturity	4,321	90	8.35%	6,928	145	8.39%
Interest-bearing deposits with banks	174,776	100	0.23%	72,782	34	0.19%
Total earning assets	1,935,470	24,071	4.99%	1,976,118	26,946	5.47%
Other assets	261,221			281,473
Total	$2,196,691			$2,257,591
Interest-bearing liabilities
Interest-bearing demand deposits	$279,912	$113	0.16%	$248,512	$250	0.40%
Savings deposits	414,439	241	0.23%	421,669	781	0.74%
Time deposits	691,941	2,919	1.69%	762,858	4,075	2.14%
Retail repurchase agreements	81,736	141	0.69%	94,197	252	1.07%
Wholesale repurchase agreements	50,000	468	3.75%	50,000	468	3.75%
FHLB borrowings & other long-term debt	166,121	1,699	4.10%	195,804	1,787	3.66%
Total interest-bearing liabilities	1,684,149	5,581	1.33%	1,773,040	7,613	1.72%
Noninterest-bearing demand deposits	219,402			207,393
Other liabilities	1,666			10,940
Stockholders' equity	291,474			266,218
Total	$2,196,691			$2,257,591
Net interest income, tax-equivalent		$18,490			$19,333
Net interest rate spread (3)			3.66%			3.75%
Net interest margin (4)			3.83%			3.92%

(1)	Fully taxable equivalent at the rate of 35%.
(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax-equivalent net interest income divided by average earning assets.

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates

	Six Months Ended June 30,
	2011			2010
(Unaudited)	Average	Interest	Average	Average	Interest	Average
(Dollars in Thousands)	Balance	(1)	Rate (1)	Balance	(1)	Rate (1)
Earning assets
Loans held for investment (2)	$1,378,233	$40,629	5.94%	$1,396,603	$42,436	6.13%
Securities available-for-sale	424,104	8,544	4.06%	490,062	11,561	4.76%
Securities held-to-maturity	4,432	185	8.42%	7,033	293	8.40%
Interest-bearing deposits with banks	141,662	169	0.24%	74,675	80	0.22%
Total earning assets	1,948,431	49,527	5.13%	1,968,373	54,370	5.57%
Other assets	263,457			282,363
Total	$2,211,888			$2,250,736
Interest-bearing liabilities
Interest-bearing demand deposits	$275,781	$324	0.24%	$242,531	$450	0.37%
Savings deposits	421,046	598	0.29%	417,377	1,612	0.78%
Time deposits	705,632	6,231	1.78%	777,268	8,546	2.22%
Retail repurchase agreements	85,191	314	0.74%	93,093	528	1.14%
Wholesale repurchase agreements	50,000	935	3.77%	50,000	931	3.75%
FHLB borrowings & other long-term debt	172,117	3,494	4.09%	197,266	3,539	3.62%
Total interest-bearing liabilities	1,709,767	11,896	1.40%	1,777,535	15,606	1.77%
Noninterest-bearing demand deposits	215,669			203,252
Other liabilities	2,995			8,097
Stockholders' equity	283,457			261,852
Total	$2,211,888			$2,250,736
Net interest income, tax-equivalent		$37,631			$38,764
Net interest rate spread (3)			3.73%			3.80%
Net interest margin (4)			3.89%			3.97%

(1)	Fully taxable equivalent at the rate of 35%.
(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax-equivalent net interest income divided by average earning assets.